ARTICLES OF INCORPORATION
OF
ADINO ENERGY CORPORATION

PURSUANT TO MONTANA BUSINESS CORPORATION ACT

The undersigned, acting as incorporators of a corporation under the Montana Business Corporation act, adopted the following Articles of Incorporation:

I.

That the name of this corporation is and shall be Adino Energy Corporation.

II.

This corporation is formed under the Montana Business Corporation Act to engage in the general mining business, and in each and every phase or part thereof, and in all other businesses lawful under said Act necessary or convenient to such general mining business and for such purpose or purposes shall have each and every power, without limitation, granted corporations by said Act.

III.

The term for which this corporation is to exist is perpetual.

IV.

The address of the registered office of the corporation is 26 W. Sixth Ave, P.O. Box 1691, Helena, MT  59624-1691 and National Registered Agents, Inc. is its registered agent at such office.

The address of the administrative office of the corporation is Sunshine Star Route, Kellogg, Idaho 83837, c/o Donald C. Long.

V.

Common Stock:
The stock of the corporation shall consist of common stock in the amount of five hundred million (500,000,000) shares of the par value of $0.001 each; Preferred stock in the amount of twenty million (20,000,000) shares of the par value of $0.001 each.  The Board of Directors shall have the authority to determine, in whole or in part, the preferences, limitations, and relative rights, within the limits set forth in Section 35-1-618 of the Montana Business Corporation Act, of the preferred shares before the issuance of any preferred shares or one or more series of preferred shares before the issuance of any shares of that series.

Preferred Stock:
Series “A” $12.50 Preferred Stock
a.	The number of authorized shares of the Series “A: $12.50 Preferred Stock is 2,159,913 shares, par value $0.001 per share.

b.
Dividends of the Series “A” $12.50 Preferred Stock shall be noncumulative.  However, the holders of such series, in preference to the holders of any common stock, shall be entitled to receive, as and when declared payable by the Board of Directors from funds legally available for the payment thereof, dividends in lawful money of the United States of America at the rate per annum fixed and determined as herein authorized for the shares of such series, but no more, payable quarterly on the last days of March, June, September, and December in each year with respect to the quarterly period ending on the day prior to each such respective dividend payment date.  In no event shall the holders of the Series “A: $12.50 Preferred Stock receive dividends of more than one percent (1%) in any fiscal year.  Each share of Series “A: $12.50 Preferred Stock shall rank on a parity with each other share of preferred stock, irrespective of series, with respect to dividends at the respective fixed or maximum rates for such series.

c.
Any holder of the Series “A” $12.50 Preferred Stock may, subject to the terms of this paragraph, convert any or all of such shares held by such stockholder into fully paid and nonassessable shares of common stock of the Company at any time at the rate set forth in this paragraph.  Said shares shall be convertible at a rate equal to three (3) shares of common stock of the Company for each one (1) share of Series “A” $12.50 Preferred Stock.  The Series “A” $12.50 Preferred Stock shall be convertible in whole or in part, at any time after the common stock of the Company shall maintain an average bid price per share of at least $12.50 for ten (10) consecutive trading days.  For purposes of this paragraph the conversion date shall be the date the notice of conversion is actually received by the Company.  Any such conversion may be effected by holders of the Series “A: $12.50 Preferred Stock by giving written notice of election to convert shares of said stock, the number of shares and the certificate numbers, and presenting said shares to the Company, accompanied by the deposit and surrender of the certificates of such stock duly endorsed in blank for transfer.  If at any time, or from time to time, the Company shall change, as a whole, any class of stock into which the Series “A: $12.50 Preferred Stock is then convertible, into the same or a different number of shares, with or without par value, of the same or of any other class or classes (hereinafter in this paragraph called the “new stock”) any holder of such Series “A” $12.50 Preferred Stock, upon conversion thereof, shall be entitled to receive, in lieu of the stock which (on conversion immediately prior to such change) such stockholder would have become entitled to receive, but for such change, a number of shares of new stock equivalent to the number that would have been issued for such shares of stock as such stockholder would have been entitled to receive on conversion immediately prior to such change.  The basic conversion value then in force shall thereupon remain unchanged or shall be proportionately increased or decreased, as the case may be, in the ratio which the number of shares of stock so changed shall bear to the number of shares of the new stock.

d.	The shares of Series “A” $12.50 Preferred Stock shall not have any voting rights.

e.	The Series “A” $12.50 Preferred stock shall not be redeemable by the Company.

f.
The preferential amount payable with respect to shares of the Series “A” $12.50 Preferred Stock in the event of voluntary or involuntary liquidation, dissolution, or winding-up, shall be an amount equal to $5.00 per share, plus the amount of any dividends declared and unpaid thereon.

Series “A” $8.00 Preferred Stock

a.	The number of authorized shares of the Series “A: $8.00 Preferred Stock is 1,079,957 shares, par value $0.001 per share.

b.
Dividends of the Series “A” $8.00 Preferred Stock shall be noncumulative.  However, the holders of such series, in preference to the holders of any common stock, shall be entitled to receive, as and when declared payable by the Board of Directors from funds legally available for the payment thereof, dividends in lawful money of the United States of America at the rate per annum fixed and determined as herein authorized for the shares of such series, but no more, payable quarterly on the last days of March, June, September, and December in each year with respect to the quarterly period ending on the day prior to each such respective dividend payment date.  In no event shall the holders of the Series “A: $8.00 Preferred Stock receive dividends of more than one percent (1%) in any fiscal year.  Each share of Series “A: $8.00 Preferred Stock shall rank on a parity with each other share of preferred stock, irrespective of series, with respect to dividends at the respective fixed or maximum rates for such series.

c.
Any holder of the Series “A” $8.00 Preferred Stock may, subject to the terms of this paragraph, convert any or all of such shares held by such stockholder into fully paid and nonassessable shares of common stock of the Company at any time at the rate set forth in this paragraph.  Said shares shall be convertible at a rate equal to three (3) shares of common stock of the Company for each one (1) share of Series “A” $8.00 Preferred Stock.  The Series “A” $8.00 Preferred Stock shall be convertible in whole or in part, at any time after the common stock of the Company shall maintain an average bid price per share of at least $8.00 for ten (10) consecutive trading days.  For purposes of this paragraph the conversion date shall be the date the notice of conversion is actually received by the Company.  Any such conversion may be effected by holders of the Series “A” $8.00 Preferred Stock by giving written notice of election to convert shares of said stock, the number of shares and the certificate numbers, and presenting said shares to the Company, accompanied by the deposit and surrender of the certificates of such stock duly endorsed in blank for transfer.  If at any time, or from time to time, the Company shall change, as a whole, any class of stock into which the Series “A” $8.00 Preferred Stock is then convertible, into the same or a different number of shares, with or without par value, of the same or of any other class or classes (hereinafter in this paragraph called the “new stock”) any holder of such Series “A” $8.00 Preferred Stock, upon conversion thereof, shall be entitled to receive, in lieu of the stock which (on conversion immediately prior to such change) such stockholder would have become entitled to receive, but for such change, a number of shares of new stock equivalent to the number that would have been issued for such shares of stock as such stockholder would have been entitled to receive on conversion immediately prior to such change.  The basic conversion value then in force shall thereupon remain unchanged or shall be proportionately increased or decreased, as the case may be, in the ratio which the number of shares of stock so changed shall bear to the number of shares of the new stock.

d.	The shares of Series “A” $8.00 Preferred Stock shall not have any voting rights.

e.	The Series “A” $8.00 Preferred stock shall not be redeemable by the Company.

f.
The preferential amount payable with respect to shares of the Series “A” $8.00 Preferred Stock in the event of voluntary or involuntary liquidation, dissolution, or winding-up, shall be an amount equal to $5.00 per share, plus the amount of any dividends declared and unpaid thereon.

Class “B” Preferred Stock Series 1:

a.	The number of authorized shares of the Class “B” Preferred Stock Series 1 is 666,660 shares, par value $0.001 per share.

b.
Dividends of the Class “B” Preferred Stock Series 1 are non-cumulative.  The holders of such series, however, in preference to the holders of any common stock, are entitled to receive, as and when declared payable by the Board of Directors from funds legally available for the payment thereof, dividends in lawful money of the United States of America at the rate per annum fixed and determined as herein authorized for the shares of such series, but no more, payable quarterly on the last days of March, June, September, and December in each year with respect to the quarterly period ending on the day prior to each such respective dividend payment date.

In no event shall the holders of the Class “B” Preferred Stock Series 1 receive dividends of more than one percent (1%) in any fiscal year.  Each share of Class “B” Preferred Stock Series 1 shall rank on a parity with each other share of preferred stock, irrespective of series, with respect to dividends at the respective fixed or maximum rates for such series.

c.
Any holder of the Class “B” Preferred Stock Series 1 may, subject to the terms of this paragraph, convert any or all of such shares held by such stockholder into fully paid and nonassessable shares of common stock of the Company at any time at the rate set forth in this paragraph.  Said shares are convertible at a rate equal to two (2) shares of common stock of the Company for each one (1) share of Class “B” Preferred Stock Series 1 shall be convertible in whole or in part, at any time after the common stock of the Company shall maintain an average bid price per share of at least $2.00 for ten (10) consecutive trading days.  For purposes of this paragraph the conversion date shall be the date the notice of conversion is actually received by the Company.  Any such conversion may be effected by holders of the Class B Preferred Stock Series 1 by giving written notice of election to convert shares of said stock, the number of shares and the certificate numbers, and presenting said shares to the Company, accompanied by the deposit and surrender of the certificates of such stock duly endorsed in blank for transfer.  If at any time, or from time to time, the Company shall change, as a whole, any class of stock into which the Class “B” Preferred Stock Series 1 is then convertible, into the same or a different number of shares, with or without par value, of the same or of any other class or classes (hereinafter in this paragraph called the “new stock”) any holder of such Class “B” Preferred Stock Series 1, upon conversion thereof, shall be entitled to receive, in lieu of the stock which (on conversion immediately prior to such change) such stockholder would have become entitled to receive, but for such change, a number of shares of new stock equivalent to the number that would have been issued for such shares of stock as such stockholder would have been entitled to receive on conversion immediately prior to such change.  The basic conversion value then in force shall thereupon remain unchanged or shall be proportionately increased or decreased, as the case may be, in the ratio which the number of shares of stock so changed shall bear to the number of shares of the new stock.

d.	The shares of Class “B” Preferred Stock Series 1 shall not have any voting rights.

e.	The Class “B” Preferred Stock Series 1 shall not be redeemable by the Company.

f.
The preferential amount payable with respect to shares of the Class “B” Preferred Stock Series 1 in the event of voluntary or involuntary liquidation, dissolution, or winding-up, shall be an amount equal to $5.00 per share, plus the amount of any dividends declared and unpaid thereon.

Class “B” Preferred Stock Series 2:

a.	The number of authorized shares of the Class “B” Preferred Stock Series 2 is 666,660 shares, par value $0.001 per share.

b.
Dividends of the Class “B” Preferred Stock Series 2 are non-cumulative.  The holders of such series, however, in preference to the holders of any common stock, are entitled to receive, as and when declared payable by the Board of Directors from funds legally available for the payment thereof, dividends in lawful money of the United States of America at the rate per annum fixed and determined as herein authorized for the shares of such series, but no more, payable quarterly on the last days of March, June, September, and December in each year with respect to the quarterly period ending on the day prior to each such respective dividend payment date.

In no event shall the holders of the Class “B” Preferred Stock Series 2 receive dividends of more than one percent (1%) in any fiscal year.  Each share of Class “B” Preferred Stock Series 2 shall rank on a parity with each other share of preferred stock, irrespective of series, with respect to dividends at the respective fixed or maximum rates for such series.

c.
Any holder of the Class “B” Preferred Stock Series 2 may, subject to the terms of this paragraph, convert any or all of such shares held by such stockholder into fully paid and nonassessable shares of common stock of the Company at any time at the rate set forth in this paragraph.  Said shares are convertible at a rate equal to two (2) shares of common stock of the Company for each one (1) share of Class “B” Preferred Stock Series 2 shall be convertible in whole or in part, at any time after the common stock of the Company shall maintain an average bid price per share of at least $3.00 for ten (10) consecutive trading days.  For purposes of this paragraph the conversion date shall be the date the notice of conversion is actually received by the Company.  Any such conversion may be effected by holders of the Class B Preferred Stock Series 2 by giving written notice of election to convert shares of said stock, the number of shares and the certificate numbers, and presenting said shares to the Company, accompanied by the deposit and surrender of the certificates of such stock duly endorsed in blank for transfer.  If at any time, or from time to time, the Company shall change, as a whole, any class of stock into which the Class “B” Preferred Stock Series 2 is then convertible, into the same or a different number of shares, with or without par value, of the same or of any other class or classes (hereinafter in this paragraph called the “new stock”) any holder of such Class “B” Preferred Stock Series 2, upon conversion thereof, shall be entitled to receive, in lieu of the stock which (on conversion immediately prior to such change) such stockholder would have become entitled to receive, but for such change, a number of shares of new stock equivalent to the number that would have been issued for such shares of stock as such stockholder would have been entitled to receive on conversion immediately prior to such change.  The basic conversion value then in force shall thereupon remain unchanged or shall be proportionately increased or decreased, as the case may be, in the ratio which the number of shares of stock so changed shall bear to the number of shares of the new stock.

d.	The shares of Class “B” Preferred Stock Series 2 shall not have any voting rights.

e.	The Class “B” Preferred Stock Series 2 shall not be redeemable by the Company.

f.
The preferential amount payable with respect to shares of the Class “B” Preferred Stock Series 2 in the event of voluntary or involuntary liquidation, dissolution, or winding-up, shall be an amount equal to $5.00 per share, plus the amount of any dividends declared and unpaid thereon.

Class “B” Preferred Stock Series 3:

a.	The number of authorized shares of the Class “B” Preferred Stock Series 3 is 666,680 shares, par value $0.001 per share.

b.
Dividends of the Class “B” Preferred Stock Series 3 are non-cumulative.  The holders of such series, however, in preference to the holders of any common stock, are entitled to receive, as and when declared payable by the Board of Directors from funds legally available for the payment thereof, dividends in lawful money of the United States of America at the rate per annum fixed and determined as herein authorized for the shares of such series, but no more, payable quarterly on the last days of March, June, September, and December in each year with respect to the quarterly period ending on the day prior to each such respective dividend payment date.

In no event shall the holders of the Class “B” Preferred Stock Series 3 receive dividends of more than one percent (1%) in any fiscal year.  Each share of Class “B” Preferred Stock Series 3 shall rank on a parity with each other share of preferred stock, irrespective of series, with respect to dividends at the respective fixed or maximum rates for such series.

c.
Any holder of the Class “B” Preferred Stock Series 3 may, subject to the terms of this paragraph, convert any or all of such shares held by such stockholder into fully paid and nonassessable shares of common stock of the Company at any time at the rate set forth in this paragraph.  Said shares are convertible at a rate equal to two (2) shares of common stock of the Company for each one (1) share of Class “B” Preferred Stock Series 3 shall be convertible in whole or in part, at any time after the common stock of the Company shall maintain an average bid price per share of at least $4.00 for ten (10) consecutive trading days.  For purposes of this paragraph the conversion date shall be the date the notice of conversion is actually received by the Company.  Any such conversion may be effected by holders of the Class B Preferred Stock Series 3 by giving written notice of election to convert shares of said stock, the number of shares and the certificate numbers, and presenting said shares to the Company, accompanied by the deposit and surrender of the certificates of such stock duly endorsed in blank for transfer.  If at any time, or from time to time, the Company shall change, as a whole, any class of stock into which the Class “B” Preferred Stock Series 3 is then convertible, into the same or a different number of shares, with or without par value, of the same or of any other class or classes (hereinafter in this paragraph called the “new stock”) any holder of such Class “B” Preferred Stock Series 3, upon conversion thereof, shall be entitled to receive, in lieu of the stock which (on conversion immediately prior to such change) such stockholder would have become entitled to receive, but for such change, a number of shares of new stock equivalent to the number that would have been issued for such shares of stock as such stockholder would have been entitled to receive on conversion immediately prior to such change.  The basic conversion value then in force shall thereupon remain unchanged or shall be proportionately increased or decreased, as the case may be, in the ratio which the number of shares of stock so changed shall bear to the number of shares of the new stock.

d.	The shares of Class “B” Preferred Stock Series 3 shall not have any voting rights.

e.	The Class “B” Preferred Stock Series 3 shall not be redeemable by the Company.

f.
The preferential amount payable with respect to shares of the Class “B” Preferred Stock Series 2 in the event of voluntary or involuntary liquidation, dissolution, or winding-up, shall be an amount equal to $5.00 per share, plus the amount of any dividends declared and unpaid thereon.

VI.

(a)	The capital stock of this corporation shall be common stock, which will be fully paid when issued and nonassessable.

(b)	No preemptive or conversion right shall exist.

VII.
The name and address of each incorporator is:

Donald C. Long	Sunshine Star Route
Kellogg, Idaho 83837

Kenneth Lonn	Elizabeth Park
Kellogg, Idaho 83837

VIII.

The number of Directors of the corporation shall be three (3) to seven (7) as may be determined by Resolution of the Directors.

The number of Directors constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Donald C. Long	Sunshine Star Route
Kellogg, Idaho 83837

Kenneth Lonn	Elizabeth Park
Kellogg, Idaho 83837

Piatt Hull	P.O. Box 709
Wallace, Idaho

IX.

The Board of Directors shall have the power to adopt, alter, amend, or repeal the By-Laws of the corporation.

X.

The Director or officer of the corporation shall not, in the absence of actual fraud, be disqualified by his office from dealing or contracting with the corporation, either as vendor, purchaser, or otherwise; and in the absence of actual fraud no transaction or contract of the corporation shall be void or voidable by reason of the fact that  any director or officer, or firm of which any director of office is a member, or any other corporation of which any director of officer is a shareholder, officer or director, is in any way interested in such transaction or contract; provided that such transaction or contract is, or shall be authorized, ratified or approved (1) by a vote of a majority of a quorum of the Board of Directors, or of the Executive Committee, if any, counting for the purpose of determining the existence of such majority or quorum, any Director, when present, who is so interested, or who is a member of a firm who is interested; or (2) at a stockholders meeting by a vote of a majority of the outstanding shares of stock of the corporation represented at such meeting and then entitled to vote, or by writing or writings signed by a majority of such holders of stock which shall have the same force and effect as though such authorization, ratification or approval were made by the stockholders; and no director or officer shall be liable to account to the corporation for any profits realized by him through any such transaction or contract of the corporation authorized, ratified or approved, as aforesaid, by reason of the fact that he may be, or any firm of which he is a member , or any corporation of which he is a shareholder, officer or director, was interested in such transaction.  Nothing in this paragraph contained shall create any liability in the events above mentioned, or prevent the authorization, ratification or approval of such contracts or transaction in any other manner than permitted by law, or invalidate or made voidable any contract or transaction which would be valid without reference to the provisions of this paragraph.

IN WITNESS WHEREOF, we have hereunto set our hands and seal on this 30th day of January, 2008.

Sonny Wooley
Director

Timothy G. Byrd, Sr.
Director

Peggy Behrens
Director